Exhibit 23.1

Consent of Independent Auditor

Board of Directors

Hi Tech Pharmacal, Co. Inc.

Amityville, New York

We consent to the incorporation by reference in the Registration Statement (No. 333-155407) on Form S-8 of Hi Tech Pharmacal, Co., Inc. of our report dated February 20, 2009 relating to our audit of the financial statements of E. Claiborne Robins Company, Inc. (d/b/a ECR Pharmaceuticals) as of and for the year ended December 31, 2008, included in this Current Report on Form 8-K/A.

/s/ McGladrey & Pullen LLP

Richmond, Virginia

May 7, 2009